CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-227733) and Form S-3 (No.333-235603) of Amerant Bancorp Inc. of our report dated March 13, 2020 relating to the financial statements of Amerant Bancorp Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 13, 2020